As filed with the Securities and Exchange Commission on April 30, 1997
                                              Registration No. 333-23813
 ==========================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                     POST EFFECTIVE AMENDMENT NO. 1 TO THE
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 AUTOLIV, INC.
            (Exact name of Registrant as Specified in its Charter)

       DELAWARE                     3714                   51-0378542
   (State or Other               (Primary               (I.R.S. Employer
   Jurisdiction of           Standard Industrial        Identification No.)
   Incorporation or            Classification
    Organization)              Code Number)

                              World Trade Center
                              Klarabergsviadukten 70
                              S-107 24 Stockholm, Sweden
                                48 (8) 402 0600

              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Office)
                         -----------------------------

                         THE CORPORATION TRUST COMPANY
                           Corporation Trust Center
                              1209 Orange Street
                             Wilmington, DE 19801
                                (302) 658-7581
           (Name, Address, Including Zip Code and Telephone Number,
                  Including Area Code, of Agent For Service)
                         -----------------------------

                                WITH COPIES TO:

      ERIC S. ROBINSON, ESQ.                 SCOTT V. SIMPSON, SR., ESQ.
  Wachtell, Lipton, Rosen  & Katz    Skadden, Arps, Slate, Meagher & Flom LLP
        51 West 52nd Street               One Canada Square, Canary Wharf
      New York, NY 10019-6150                London E14 5DS, England
           (212) 403-1000                      (44) (171) 519-7000


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the Registration
Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ( )



          ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

          (a)  Exhibits.  See Exhibit Index
          (b)  Financial Statement Schedules.  None
          (c)  Report, Opinion or Appraisal.  Not Applicable



                                SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Ogden, state of Utah on April 30, 1997.

                                        AUTOLIV, INC.

                                        By:  /s/ Fred J. Musone
                                             Fred J. Musone
                                             President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on April 30, 1997.

                Signature               Title

     /s/ Paul Charlety                  Director, Treasurer,
         Paul Charlety                  Principal Financial Officer,
                                        Principal Accounting Officer

     /s/ Fred J. Musone                 Director, President
         Fred J. Musone

     /s/ Per Hakan Osvald Per           Director
             Hakan Osvald

     /s/ S. Jay Stewart                 Director
         S. Jay Stewart



                              EXHIBIT INDEX

Exhibit
Number                    Exhibit Description


 2.1* Combination Agreement, dated as of November 25, 1996, by and among Autoliv AB ("Autoliv"), Morton International, Inc. ("Morton"), the Registrant and ASP Merger Sub Inc., included as Annex A to the Proxy Statement/Prospectus/Exchange Offer included as part of this Registration Statement (the "Combination Agreement"). The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

 2.2* Form of Distribution Agreement, dated as of April 30, 1996, by and between Morton and New Morton International Inc. ("New Morton"). The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

 2.3* Form of Tax Sharing Agreement, dated as of April 30, 1996, by and between Morton and New Morton. The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

 2.4* Form of Employee Benefits Allocation Agreement, dated as of April 30, 1996, by and between Morton and New Morton. The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Commission upon request.

 3.1*     Form of Registrant's Restated Certificate of Incorporation.

 3.2*     Form of Registrant's Restated By-Laws.

 5.1* Opinion of Wachtell, Lipton, Rosen & Katz as to the legality of the shares of common stock of the Registrant being issued in the Merger.

 5.2* Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to the legality of the shares of common stock of the Registrant being issued in the Exchange Offer.

 8.1 Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters.

 8.2 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain tax matters.

 8.3* Form of Opinion of Ernst & Young AB as to certain tax matters.

21.1*     Subsidiaries of the Registrant.

23.1.*    Consent of Ernst & Young LLP (Morton)

23.2*     Consent of Ernst & Young AB (Autoliv).

23.3* Consent of Wachtell, Lipton, Rosen & Katz (additional consent included in Exhibit 5.1).

23.4.*    Consent of Skadden, Arps, Slate, Meagher & Flom LLP
          (additional consent included in Exhibit 5.2)

23.5*     Consent of Ernst & Young AB.

23.6*     Consent of Befec-Price Waterhouse and SYC SA.


23.7*     Consent of Serge Yablonsky.

23.8*     Consent of KPMG Deutsche Treuhand-Gesellschaft AG.

23.9*     Consent of Befec-Price Waterhouse and Serge Yablonsky.

99.1*     Consent of Goldman, Sachs & Co.

99.2*     Consent of Enskilda Securities and The Blackstone Group L.P.

99.3* Consent of Persons named as about to become directors of the Registrant.

99.4* Private Letter Ruling from the Internal Revenue Service, dated March 20, 1997, to Morton International, Inc.

*  Filed previously.